EXHIBIT 99.1

Zomedica names Dr. Stephanie Morley President

ANN ARBOR, Mich., Sept. 17, 2019 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American: ZOM) (TSX-V: ZOM), a veterinary diagnostic and pharmaceutical company, today announced that Dr. Stephanie Morley, Chief Operations Officer and VP of Product Development, has been promoted to the role of President of Zomedica.

Dr. Morley, who joined the initial management team of Zomedica shortly after its founding, has over 15 years of experience as a life science executive and practicing veterinarian with a broad career in operations, business development and clinical veterinary practice. After practicing small animal medicine and surgery in New Mexico and Michigan, she took on expanding leadership roles at MPI Research and University of Michigan Medical School Fast Forward Medical Innovation. In her expanded role, Dr. Morley will be responsible for all operational functions of Zomedica. She will also retain the title of Chief Operations Officer along with continued oversight of product development.

"Dr. Morley has been instrumental in identifying and developing our product pipeline and preparing Zomedica for commercialization of its products," said Gerald Solensky, Jr., Chairman and Chief Executive Officer of Zomedica. "Stephanie is a tremendous asset to Zomedica and has taken a lead role in focusing our efforts to improve the care of companion animals."

"I am looking forward to helping lead our company into the next phase of its development," said Dr. Morley. "My work at Zomedica provides me a unique opportunity to improve the care of companion animals beyond what I could have done as a practicing veterinarian. I am excited for the positive impact that Zomedica intends to make on my colleagues and their patients.”

In connection with Dr. Morley’s appointment, the Company has amended and restated her employment agreement and has granted to Dr. Morley stock options to acquire up to an aggregate of 500,000 common shares of the Company pursuant to the Company’s stock option plan. All of the stock options vested immediately upon the date of grant and are exercisable for a two year term at a price of US$0.43.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) (TSX-V: ZOM) is a veterinary diagnostic and pharmaceutical company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the release.

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

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The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:
Shameze Rampertab, CPA, CA
srampertab@zomedica.com
+1 647.283.3630

PCG Advisory Group
Kirin Smith, COO
ksmith@pcgadvisory.com
+1 646.863.6519

Media Contact:
Meredith Newman
mnewman@zomedica.com
+1 734.369.2555

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/4467a35a-6b89-4627-973b-a0ae831e101f